EXHIBIT 99.1

FOR IMMEDIATE RELEASE

TerreStar Notified of New Satellite Delivery Date

No Expected Impact to In-Service Schedule

Reston, VA - May 25, 2007 – TerreStar Networks Inc. (TerreStar), a majority owned subsidiary of Motient Corporation (MNCP), today announced that they have been notified by Space Systems/Loral (SS/L) that delivery of its satellite, TerreStar-1, is expected to be August 2008. This new delivery schedule helps ensure that SS/L delivers the premium quality satellite necessary to set the standard for industry performance. TerreStar remains on schedule to meet its operational milestone of November 2008.

“We believe SS/L’s new schedule is prudent given the 15 year life expectancy of the satellite and our requirement for stringent quality,” Dennis Matheson, CTO of TerreStar said. “We believe this new schedule will help provide TerreStar with the unprecedented scope and scale in satellite services key to TerreStar’s unique seamless integrated mobile communication network.” Component delivery issues beyond TerreStar’s control involving S-band Low Noise Amplifiers, Oscillators and the S-band Feed Array impacted the delivery date of TerreStar-1.

Arianespace, the commercial launch service chosen by TerreStar to launch TerreStar-1, has been notified of the new delivery date and has moved TerreStar’s launch period according to TerreStar’s “launch on demand” contract. Arianespace’s updated launch window will allow TerreStar to launch in September 2008.

“When events such as this occur, we believe a measured approach is in the best interest of TerreStar’s customers and shareholders, while ensuring the satellite is of the highest quality and meets the requirements of our business plan. Our ability to remain on schedule for in-service operations validates TerreStar’s strategy of ‘de-risking’ our business roll-out,” said Robert H. Brumley, President and CEO of TerreStar. “Our team was able to incorporate solutions into our internal schedule and can bring online North America’s first integrated mobile satellite and terrestrial communications network on time.”

Final authorization of the updated launch date milestone is subject to FCC approval.

About TerreStar Networks Inc.

TerreStar (www.terrestar.com), a subsidiary of Motient Corporation, plans to build, own and operate North America’s first 4G integrated mobile satellite and terrestrial communications network that will provide universal access and tailored applications throughout North America over conventional wireless devices. TerreStar expects to be the first to offer customer-designed products and applications over a fully optimized 4G IP network.

About Motient Corporation

Motient is the controlling shareholder of TerreStar Networks Inc. and TerreStar Global Ltd., and a shareholder of SkyTerra Communications and Mobile Satellite Ventures LP. For additional information on Motient, please visit the company’s website at www.motient.com.

Statement under the Private Securities Litigation Reform Act

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to the strategy of Motient, its plans, and the transactions described in this press release. From time to time, our public filings, press releases and other communications will contain

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For more information:

TerreStar Investor Relations

Jason Tomasino

TerreStar Networks Inc.

703.483.7993

jason.tomasino@terrestar.com

TerreStar Media Relations

Andrew Krejci

TerreStar Networks Inc.

703.483.7856

andrew.krejci@terrestar.com